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                                  EXHIBIT 99.2
                         RALEIGH, SCHWARZ & POWELL, INC.
                     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

                                DIRECTION LETTER


I hereby direct that the shares allocated to my account in Raleigh, Schwarz & Powell, Inc. Employee Stock Ownership Plan and Trust be voted in the following manner with respect to the proposed merger of Brown & Brown of Washington, Inc., a wholly-owned subsidiary of Brown & Brown, Inc. with and into Raleigh, Schwarz & Powell, Inc.

                           FOR [ ]         AGAINST [ ]


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Authorized Signature                                        Date Signed